UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 30, 2005

 YUKON RESOURCES CORP.

(Exact name of registrant as specified in this charter)

Nevada

              333-118980

20-0803515

      (State or other jurisdiction

     (Commission

      (IRS Employer

   of incorporation)

     File Number)

    Identification No.)

206-475 Howe Street, Vancouver, British Columbia,  Canada

V6C 2B3

     (Address of Principal Executive Offices)

(Zip Code)

                            Registrant's Telephone Number, including area code:  (604) 629-1075

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Item 8.01 Other Events.

Yukon Resources Corp. (the “Company”) hereby announces that, regarding the Peter's Creek Property, all Exploration Permits have been issued and the Company has contracted a crew and equipment to start Phase One of the exploration program as laid out in our Summary Report of July 30, 2004.  The Company anticipates that the access road should be complete and the testing equipment in place by the end of August or first week of September.  The test will take approximately one week and the total estimated cost for the test is $24,200 including $3,000 for data compilation and a complete report.

We have also optioned two additional claims for $4000 cash and 100,000 (144) shares of the Company pursuant to the terms and conditions of the Property Agreement dated August 1, 2005. There are no exploration commitments in the agreement, but management plans to include some exploration testing on this ground as part of our Phase One Program as it adjoins our original claims and, management believes, has promising geology.

  Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2005

By:    /s/ Thornton J. Donaldson

Thornton J. Donaldson
Principal Executive Officer

2